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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into TeleTech Holdings, Inc.'s previously filed Registration Statement File Nos. 333-17569, 333-60001, 333-64575, 333-78477, 333-82405, 333-47142, 333-48190, 333-51550 and 333-52352.

/s/ Arthur Andersen LLP

Denver, Colorado
March 29, 2001